Exhibit 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

The undersigned, Worthing F. Jackman, being the duly elected and acting Chief Financial Officer of Waste Connections, Inc., a Delaware corporation (the “Company”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the quarterly report of the Company on Form 10-Q for the three months ended March 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2015	By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer